EX-99.23(d)(171)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                                PPM AMERICA, INC.


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and PPM AMERICA, INC., a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 16, 2007 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios of the JNL Series Trust ("Trust").

     WHEREAS, the parties wish to amend the Agreement in order to remove the following fund: the JNL/PPM America Core Equity Fund, which is being merged into the JNL/Mellon Capital Management S&P 500 Index Fund of the Trust.

     WHEREAS, in order to reflect the above-referenced Fund merger, Schedule A and Schedule B to the Agreement must be amended to remove the merged fund.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 28, 2009, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 28, 2009, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 28th day of September, 2009.


JACKSON NATIONAL ASSET                  PPM AMERICA, INC.
MANAGEMENT, LLC

By:      /s/ Mark D. Nerud              By:    /s/ Mark B. Mandich
Name:    MARK D. NERUD                  Name:  Mark B. Mandich
Title:   PRESIDENT                      Title: COO, CCO, and Treasurer

                                   SCHEDULE A
                               SEPTEMBER 28, 2009
                                     (Funds)

  ----------------------------------------------------------------------------
                      JNL/PPM America High Yield Bond Fund
  ----------------------------------------------------------------------------
                       JNL/PPM America Mid Cap Value Fund
  ----------------------------------------------------------------------------
                      JNL/PPM America Small Cap Value Fund
  ----------------------------------------------------------------------------
                        JNL/PPM America Value Equity Fund
  ----------------------------------------------------------------------------

                                   SCHEDULE B
                               SEPTEMBER 28, 2009
                                 (Compensation)

  ----------------------------------------------------------------------------
                      JNL/PPM AMERICA HIGH YIELD BOND FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
   AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
   ------------------------------------------------------- --------------------
   ------------------------------------------------------- --------------------
   $0 to $150 Million                                              0.20%
   ------------------------------------------------------- --------------------
   $150 Million to $300 Million                                   0.175%
   ------------------------------------------------------- --------------------
   Amounts over $300 Million                                       0.15%
   ------------------------------------------------------- --------------------


   ----------------------------------------------------------------------------
                       JNL/PPM AMERICA MID CAP VALUE FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
   AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
   ------------------------------------------------------- --------------------
   ------------------------------------------------------- --------------------
   $0 to $150 Million                                              0.25%
   ------------------------------------------------------- --------------------
   $150 Million to $300 Million                                    0.20%
   ------------------------------------------------------- --------------------
   Amounts over $300 Million                                       0.17%
   ------------------------------------------------------- --------------------


   ----------------------------------------------------------------------------
                      JNL/PPM AMERICA SMALL CAP VALUE FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
   AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
   ------------------------------------------------------- --------------------
   ------------------------------------------------------- --------------------
   $0 to $150 Million                                              0.25%
   ------------------------------------------------------- --------------------
   $150 Million to $300 Million                                    0.20%
   ------------------------------------------------------- --------------------
   Amounts over $300 Million                                       0.17%
   ------------------------------------------------------- --------------------


  ----------------------------------------------------------------------------
                        JNL/PPM AMERICA VALUE EQUITY FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------
  $0 to $150 Million                                              0.25%
  ------------------------------------------------------- --------------------
  $150 Million to $300 Million                                    0.20%
  ------------------------------------------------------- --------------------
  Amounts over $300 Million                                       0.17%
  ------------------------------------------------------- --------------------